EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To: Kopr Resources Corp.

We consent to the use of our report dated December 31, 2008, with respect to the financial statements of Kopr Resources Corp. as of October 31, 2008 and for the period July 23, 2007 (inception) to October 31, 2008 included in the registration statement Form S-1 for the period ended October 31, 2008, filed with the Securities and Exchange Commission and consent to the incorporation by reference of said report.

/s/ Bernstein & Pinchuk LLP

New York, New York
January 7, 2009